UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 26, 2003

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal	(Zip Code)
executive offices)

(301) 944-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1 Press Release dated August 26, 2003.

Item 12. Results of Operations and Financial Condition

     On August 26, 2003, Digene Corporation issued a press release announcing financial results for the fourth quarter and the full year for its fiscal year 2003. A copy of the press release is attached as Exhibit 99.1.

     In a conference call held today to announce its results for the fourth quarter of 2003 and the full fiscal year 2003, Digene disclosed that its revenue of $19.1 million in the fiscal 2003 fourth quarter included $13.5 million in the U.S., a 59% increase over the comparable quarter in fiscal 2003, and $4.0 million in Europe, a 45% increase over the comparable quarter in fiscal 2003. Such revenues included HPV Test revenues of $12 million in the U.S., a 72% increase over the comparable quarter in fiscal 2003, and $3.3 million in Europe, a 40% increase over the comparable quarter in fiscal 2003. For the full fiscal year 2003, revenue of $63.1 million included revenues from HPV products of $51 million, a 40% increase over fiscal year 2002. U.S. revenues for fiscal year 2003 increased 51% to $46 million, including U.S. HPV Test revenues of $40 million, a 64% increase over fiscal year 2002. Total European revenues in fiscal 2003 were $11.2 million.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

/s/ Charles M. Fleischman

Date: August 26, 2003	By:	Charles M. Fleischman
	Title:	President, Chief Operating Officer and Chief
Financial Officer

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